EXHIBIT (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF HERZFELD CREDIT INCOME FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if shareholders’ certificates for Common Stock (the “Shares”) of Herzfeld Credit Income Fund, Inc. are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, October 15, 2026, or such later date to which the Offer is extended (the “Termination Date”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m. New York City time on the Termination Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:

EQ Fund Solutions, LLC 28 Liberty Street, 53rd Floor

New York, NY 10005

All Holders Call Toll Free: (888) 628-1041

The Depositary for the Offer is:

Equiniti Trust Company, LLC

By Fax: (718) 765-8758

This fax number can ONLY be used for delivery of this Notice of Guaranteed Delivery

If delivering by hand, express mail, courier, or other expedited service:

Equiniti Trust Company, LLC

Operations Center

Attn: Onbase - Reorganization Department

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH

ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED

ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

The undersigned hereby tenders to Herzfeld Credit Income Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated September 17, 2026 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer, check box: □ The Depository Trust Company

Account Number:

Name(s) of Record Holder(s):

Address:

Area Code and Telephone Number

Taxpayer Identification (Social Security) Number:

Dated: , 2026

Signature(s)

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(Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule l4e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of Book-Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within two NASDAQ Capital Market trading days after the date hereof.

Name of Firm:
(AUTHORIZED SIGNATURE)
Address:	Name:
(PLEASE PRINT)
Title:
Area Code and Tel. No.:	Dated:		, 2026

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.

YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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